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                                                                    Exhibit 99.1

             ANWORTH MORTGAGE DECLARES DIVIDEND OF $0.30 PER SHARE

SANTA MONICA, CA.... Anworth Mortgage Asset Corporation (AMEX: ANH) declared a dividend of $0.30 per share. The dividend is payable on January 22, 2002 to holders of record as of the close of business on December 20, 2001.

     Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. The Company generates income for distribution to shareholders based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Certain statements herein are forward-looking statements within the meaning of applicable federal securities laws, and can be identified by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks set forth in the Company's Registration Statement on Form S-2 and other documents filed by the Company with the Securities and Exchange Commission.

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Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 200, Santa Monica,
                                   CA 90401